Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
China Natural Gas, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Employee Stock Option and Stock Award Plan of China Natural Gas, Inc. of our reports dated March 10, 2010, with respect to the consolidated financial Statements of China Natural Gas, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of China Natural Gas, Inc. and subsidiaries as of December 31, 2009 filed with the Securities and Exchange Commission.

/s/ Frazer Frost, LLP (successor entity of Moore Stephens Wurth Frazer and Torbet, LLP, see Form 8-K filed on January 7, 2010)

Brea, California
April 29, 2010

135 South State College Boulevard, Suite 300 | Brea, California 92821 | 714.990.1040 | frazerfrost.com

Los Angeles and Visalia, CA | Little Rock and Fayetteville, AR | Raleigh, NC

FRAZER FROST, LLP is an independent firm associated with Moore Stephens International Limited.